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                                  EXHIBIT 10.15

                                 PROMISSORY NOTE

$1,200,000.00                                                    JANUARY 3, 2002

         FOR VALUE RECEIVED, the undersigned GWLR WAGON BOW RANCH, L.L.C., an Arizona limited liability company, 5115 Scottsdale Road, Suite 101, Scottsdale, Arizona 85250 (the "BORROWER") promises to pay to the order of BANK MIDWEST, N.A., 1100 Main Street, Kansas City, Missouri 64105 (together with its successors and assigns called "LENDER") the principal sum of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00), together with interest upon the principal balance remaining outstanding from time to time as set forth below, in payments as set forth below. The indebtedness evidenced by this Promissory Note ("NOTE") is referred to herein as the "LOAN."

1.       TERM.

         The "MATURITY DATE" of this Note shall be the earlier of: a) the 5th anniversary of the date of this Note; or b) the date on which Lender exercises its right to accelerate the Loan upon the occurrence of an Event of Default (as defined below).

2.       INTEREST.

         The "NOTE RATE," prior to the occurrence of an Event of Default, shall be a variable rate per annum calculated by adding the Margin to the Index. As used herein: a) the "MARGIN" is 4.00 percentage points; and b) the "INDEX" is the one year London Inter-bank Offered Rate ("LIBOR") which is in effect on each Rate Adjustment Date (as defined below). The Note Rate shall be calculated on the date of this Note (using the Index value most recently published on or prior to the date of this Note) and on each anniversary of this Note thereafter (each of which is a RATE ADJUSTMENT DATE), If the Index is no longer available, Lender will choose a new index which is based upon comparable information. Interest shall accrue over the actual number of calendar days in each year during which the Loan is outstanding. All interest shall be calculated for the actual number of days elapsed over a year assumed to consist of 360 days.

         Unless an Event of Default has occurred (in which event, interest at the Default Rate, as defined below, shall accrue without regard to the limitations of this subsection), the Note Rate on and after the first Rate Adjustment Date shall not be less than 6.5% per annum.

         During the existence of any Event of Default, Lender may impose the Default Rate as of the date on which the applicable cure period (if any) lapses without giving notice to Borrower. As used herein, "DEFAULT RATE" means a rate of interest which is 5.0 percentage points in excess of the Note Rate in effect from time to time. If Lender elects to impose the Default Rate, Lender may still collect other amounts due hereunder (Including but not limited to late charges) or declare a default under any Loan Document (as defined below). If a) the Default Rate is imposed by Lender, b) Borrower tenders a cure of all outstanding Events of Default, and c) such tender is accepted by Lender, interest will begin to accrue at the Note Rate commencing on the date Lender accepts such tender.

3.       PAYMENTS.

         Borrower shall make payments according to the following subsection(s) to Lender at its address or as later communicated to Borrower, in immediately payable U.S. funds. Regularly scheduled payments shall be first applied to accrued unpaid interest, then to the principal component of such regularly scheduled payment, then to escrow payments required under the Loan Documents, and any remaining amount to any unpaid fees, costs, and expenses which are reimbursable under the terms of the Note or any Loan Document. Payments other than regularly scheduled payments, including the payment due on the Maturity Date, shall be applied first to the applicable prepayment premium set forth in the "Prepayment" section hereof, then to unpaid fees, costs, and expenses which are reimbursable under the terms of the Note or any Loan Document, then to escrow payments required under the Loan Documents, then to accrued unpaid interest, then to principal. If any payment due date is a Saturday, Sunday, or banking holiday observed by Lender, the due date of the payment shall automatically be extended to the next following banking business day.

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    3.1      INTEREST ONLY PAYMENTS.

             Payments of all accrued interest to the later of the due date or the date of actual payment shall be due and payable periodically beginning on the first day of April, 2002 and continuing on the first day of July, October and January thereafter. Each adjusted payment amount shall first be due with the payment next following the Rate Adjustment Date.

    3.2      REQUIRED PRINCIPAL REDUCTION PAYMENTS.

             Promptly upon the closing of the sale of a Release Parcel (as defined below), Borrower shall pay the Release Amount (as defined below) with respect thereto. Payment of the Release Amount shall not affect the amount or due date of any regularly scheduled payments under the Note, except to the extent that the principal balance outstanding affects the computation of any amount payable thereunder.

    3.3      FINAL PAYMENT.

             All accrued and unpaid interest, late payment charges, outstanding principal, and all other amounts chargeable under the Loan Documents shall be due and payable in full on the Maturity Date.

4.       ESCROW PAYMENTS.

         In addition to the periodic payments described above and on the same days that such payments are due, Borrower shall make the following payments described below to Lender. Failure to make the escrow payments shall constitute an Event of Default. The amounts deposited under this section shall constitute additional security for the Loan and may be applied to the outstanding balance of the Loan at any time that an uncured Event of Default is outstanding. No interest shall be paid on any escrow accounts unless otherwise noted in the following subsection(s).

         4.1 TAX ESCROW

             Beginning with the scheduled payment next following Borrower's receipt of notice from Lender that Borrower failed to pay real estate taxes and assessments levied against the Premises (as defined below) by not later than their due date(s) ("TAX ESCROW DEMAND NOTICE"), and continuing on each scheduled payment date thereafter, Borrower shall make a Tax Escrow Payment (as defined below). The amount of each "TAX ESCROW PAYMENT" shall be equal to the amount deemed necessary by Lender which, when added to all Tax Escrow Payments made after the date of the Tax Escrow Demand Notice, shall be sufficient to (i) pay any taxes and assessments next coming due ("AGGREGATE TAX AMOUNT") plus (ii) an amount not less than the Minimum Tax Reserve (as defined below). Upon receipt of any billing or notice of rate or assessment change, the amount of the Tax Escrow Payment shall be adjusted accordingly on the next payment date Following any change. Borrower shall deposit on the date of the Tax Escrow Demand Notice, and shall maintain at all times during the term of the Loan, a reserve in the tax escrow account equal to one Tax Escrow Payment (the "MINIMUM TAX RESERVE").

5.       LATE PAYMENT CHARGE.

         If Borrower fails to make any payment within 10 days after the due date, a late charge of 5.0% of the payment amount due will be charged by Lender. A tender to Lender of any payment more than 10 days past due which does not include the late fee may be rejected as insufficient or Lender may accept the tendered amount as a partial payment without waiving Lender's right to receive the late payment charge. This Note will remain in default and interest at the Default Rate will accrue until the late payment charge is paid. The late payment charge shall be paid without prejudice to Lender's rights to collect other amounts due hereunder or to declare a default under this Note or any other Loan Document.

6.       LOAN PURPOSE.

         The purposes of the Loan are to: a) pay certain "Existing Debt", which is owed by Borrower to a third party lender ("EXISTING LENDER"), which debt is secured by a lien on a portion of the Premises; b) pay the "Loan Fee" of $24,000.00; and c) pay Borrower directly for development costs incurred in connection with the property and capital improvements to the Premises ("BORROWER'S COSTS"). Borrower agrees that the funds Borrower will receive under the terms of the Loan will be used only for this purpose.

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Borrower agrees that this is a business loan and that none of the Loan proceeds have been or will be used for any personal, consumer, family, or household purpose.

7.       DISBURSEMENTS.

         On the date of this Note, Lender will disburse: a) the Loan Fee to itself on Borrower's behalf; b) to the Existing Lender an amount necessary to obtain a release of the lien on the Premises which secures repayment of the Existing Debt; and c) the remainder of the face amount of the Note for payment of the Borrower's Costs. Lender shall have no obligation to readvance, and Borrower shall have no right to reborrow, any amounts repaid to Lender pursuant to the terms of the Note, whether as scheduled payments or as prepayments.

8.       RELEASE PROVISIONS.

         Subject to the release conditions set forth below, Borrower may request partial releases (each, a "PARTIAL RELEASE") of Lender's lien on portions of the Premises from time to time (each parcel to be released, "RELEASE PARCEL"). Upon satisfaction of the conditions stated below, Lender will release its lien on the Release Parcel.

         a) Lender shall have received the Release Amount (as defined below) applicable thereto;

         b) Lender shall have received the amount of all accrued but unpaid interest on the Loan;

         c) The proposed sale of the Release Parcel must be an arms-length sale transaction to an unaffiliated third party, unless Lender otherwise consents in writing to the sale;

         d) No Event of Default shall exist under the Loan Documents;

         e) The remaining portion of the Premises that is pot being released shall be in compliance with all applicable laws, including without limitation, applicable subdivision, zoning, and land use laws;

         f) If requested by Lender, Borrower shall obtain at Borrower's expense updated surveys covering the Release Parcel and/or the unreleased portion of the Premises, and cause to be issued a down-dated title endorsement covering the unreleased portion of the Premises;

         g) Borrower shall make written request to Lender to release a Release Parcel at least 10 days prior to the date upon which the release is requested; and

         h) Borrower shall pay all costs related to the analysis, preparation, and filing of any release documentation, including a release fee to Lender in the amount of $100.00.

         As used herein, "RELEASE AMOUNT" means the greater of: i) 60% of the net sale proceeds received from the sale of the Release Parcel, or ii) $130 per acre.

         The payment of the Release Amount shall not affect the amount or due date of any regularly scheduled payments under this Note, except to the extent the principal balance outstanding under this Note affects the computation of a new payment amount on the next Rate Adjustment Date. The Release Amount may be changed by Lender if Borrower re-plats or further subdivides the Premises.

9.       SECURITY.

         This Note is secured by, among other things, a first lien on certain real property and improvements thereon consisting of approximately 13,800 acres of land commonly known as Wagon Bow Ranch which is a ranch located east of State Highway 93, 40 miles southeast of Kingman, Arizona ("PREMISES") together with the improvements thereon and related personal property ("COLLATERAL") more fully described in the Loan Documents. The Premises and Collateral are sometimes collectively called "PLEDGED ASSETS."

         This Note and all other documents now or hereafter evidencing, securing, or relating to the Loan or any subsequent modification of the Loan are referred to in this Note as the "LOAN DOCUMENTS." The Loan Documents include, but are not limited to, the following (as modified from time to time), all of which were executed by Borrower on or about even date herewith:

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         9.1. That certain Deed of Trust, Assignment and Security Agreement dated of even date herewith, executed by Borrower, for the benefit of Lender, which encumbers the Premises (the "DEED OF TRUST).

         9.2. That certain Assignment of Leases and Rents dated of even date herewith, executed by Borrower, for the benefit of Lender, which encumbers the Premises and certain other land leased from the State of Arizona as described therein (the "ASSIGNMENT OF LEASES AND RENTS").

         9.3. That certain Security Agreement dated of even date herewith, executed by Borrower for the benefit of Lender, which encumbers the Collateral, more fully described therein, more fully described therein (the "SECURITY AGREEMENT").

         9.4. That certain Assignment of Management, Operating and Service Agreements dated of even date herewith, executed by Borrower, for the benefit of Lender (the "ASSIGNMENT OF AGREEMENTS").

         9.5. UCC-1 Financing Statements.

         9.6. That certain Assignment of Lessee's Interest in Lease dated of even date herewith, executed by Borrower for the benefit of Lender.

         9.7. Continuing Unlimited Guaranty ("GUARANTY") dated of even date herewith, executed by Great Western Land and Recreation, Inc. ("GUARANTOR").

10.      PREPAYMENT.

         Borrower will be entitled to prepay the Loan in part or in full at any time without penalty. Prepayments shall be applied against unpaid installments in inverse order of their scheduled maturity. No prepayment shall affect the amount or due date of any regularly scheduled payments, except to the extent that the principal balance outstanding affects the computation of a new payment amount on each Rate Adjustment Date.

11.      EVENTS OF DEFAULT.

         The following shall be "EVENTS OF DEFAULT" under this Note in addition to any events of default defined in the Loan Documents:

         11.1. PAYMENT DEFAULT.

             A failure to pay when due any principal, interest, fee, expense reimbursement or escrow payment.

         11.2. BREACH OF COVENANT; DEFAULT UNDER LOAN DOCUMENTS.

             A failure to perform or pay when due any other obligation, covenant, representation, warranty, or agreement under the terms of any Loan Document in strict accordance with the terms and provisions thereof.

         11.3. SALE OR CONVEYANCE.

             A sale or conveyance of the Pledged Assets, other than a sale or conveyance of a Release Parcel with respect to which all conditions of the "Release Provisions" section hereof are fulfilled.

         11.4. LEASE.

             A lease of any portion of the Pledged Assets for a term of more than 1 year.

         11.5. DEFAULT UNDER OTHER AGREEMENTS WITH LENDER.

             The occurrence of any default under any other promissory note, guaranty, security document, agreement, or loan document executed by Borrower and owned by Lender at the time of default.

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         11.6. DEFAULT UNDER ANOTHER LENDER'S LOAN.

             The occurrence of any default under any document executed by Borrower which: a) is owned by any person other than Lender, and b) constitutes a lien on the Pledged Assets (no permission for creation of such liens being implied).

         11.7. VIOLATION OF LAW.

             A violation, whether discovered or asserted before or after closing of any federal, state, or local law, rule, regulation, or order issued by a governmental agency of court which would or could have a material adverse impact on Borrower's business or properties (including without limitation the Pledged Assets) including but not limited to: a) any provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or any similar law which prohibits or restricts the storage, maintenance, or discharge of hazardous materials or waste, or b) any provisions of the Americans with Disabilities Act of 1990 or any similar federal, state, or local law imposing requirements relating to the accessibility of buildings or structures to persons with disabilities.

         11.8. FALSE STATEMENT.

             The material falseness of any statement, warranty, or representation when given or made by Guarantor or Borrower to Lender or any such statement, warranty, or representation becoming materially false at any time when any portion of the Loan remains outstanding, or any fraud committed by Guarantor, Borrower, or any partners, shareholders, members or other owners of Borrower or Guarantor in connection with the procurement processing, funding or servicing of the Loan.

         11.9. BANKRUPTCY; INSOLVENCY; DEBTOR RELIEF.

             Borrower, Guarantor, or any surety: a) making an assignment for the benefit of creditors; b) filing a voluntary proceeding seeking protection from creditors under any bankruptcy or other law, c) becoming the subject of an involuntary proceeding under any bankruptcy or other similar law; or
     d) making any admission of Its Inability to pay its debts generally as they become due.

         11.10. APPOINTMENT OF TRUSTEE.

             The appointment of a trustee, receiver, or liquidator for Borrower, Guarantor, or any surety, or the Pledged Assets.

         11.11. LIENS; JUDGMENTS; LEVIES.

             The occurrence of any of the following with respect to Borrower, Guarantor, or any of the Pledged Assets: a) the imposition of any lien or other similar encumbrance; b) the issuance of any garnishment, attachment, levy, or any other form of execution; or c) the entry of a material adverse judgment by a court having jurisdiction.

         11.12. CHANGE OF OWNERSHIP OR MANAGEMENT.

             The occurrence of any change in Borrower's ownership or management without Lender's prior written consent, which consent will not be unreasonably withheld or delayed.

         11.13. LOSS OF PRIORITY POSITION.

             The loss or impairment of: a) Lender's lien or security interest or
     b) the priority of Lender's lien or security interest in the Pledged
     Assets.

         11.14. DECLINE IN VALUE OR COLLATERAL.

             A determination by Lender in good faith that there has been a material decline in the value of the Pledged Assets. For purposes of this subsection, a material decline shall not have occurred until such time, if any, as the value of the Pledged Assets is less than 110.0% of the then-outstanding principal balance of the Loan.

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         11.15. OTHER MATERIAL DEFAULT.

             A determination by Lender in good faith that the prospect of payment or performance under the Loan Documents is materially impaired.

         11.16. RIGHTS UNDER ANY GUARANTY.

             Lender's loss, In part or In whole, of any benefits granted to it under any Guaranty executed in favor of Lender for any reason, including but not limited to losses arising from the giving of a notice or the filing of any action by any person to: a) challenge any term of any Guaranty, or
     b) limit, reduce, or discharge any liability or obligation of any Guarantor.

12.      NOTICES AND RIGHT TO CURE.

         Borrower shall have the right to cure any payment default within 10 days following the due date, Borrower shall have the right to cure any non-payment Event of Default within 20 days following the date of Lender's notice of default to Borrower EXCEPT FOR THE EVENTS OF DEFAULT DESCRIBED IN THE "SALE OR CONVEYANCE", LEASE", "BANKRUPTCY; INSOLVENCY; DEBTOR RELIEF", "LIENS; JUDGMENTS; LEVIES", OR "FALSE STATEMENT" SUBSECTIONS HEREOF, FOR WHICH NO NOTICE AND RIGHT TO CURE SHALL BE GIVEN.

13.      CESSATION OF INTEREST; FUNDS AVAILABILITY; SETOFF.

         Upon: a) the occurrence of an Event of Default under me "Payment Default" subsection hereof, and until such time as such Event of Default is cured pursuant to the terms of the Loan Documents; or b) the occurrence of an Event of Default for which no right to cure is permitted (as set forth In the "Right to Cure" section hereof), Lender shall have no obligation to: i) pay interest upon any funds kept by Borrower on deposit with Lender, regardless of the form of deposit or account Involved, and whether or not the Loan Documents require any affected funds to be maintained on deposit, and/or ii) disburse to Borrower, or on Borrower's behalf or request, any of such funds. Interest will begin to accrue upon affected deposits and accounts and funds will be fully available to Borrower upon completion of cure of the Event of Default during any applicable grace or cure period provided for in the Loan Documents. During the existence of any Event of Default, and following the expiration of any applicable grace or cure period provided for in the Loan Documents, Lender shall have the right to immediately set off any such funds and apply them in reduction of the sums due to Lender under the Loan Documents. Lender may implement such procedures from time to time as may assist Lender in the exercise of the rights granted above. The foregoing provisions shall not limit any other rights or remedies Lender may have under applicable law or by separate agreement.

14.      REMEDIES.

         Upon the occurrence of any Event of Default and after the applicable cure period, if any, at Lender's option, me outstanding principal balance of this Note, all accrued and unpaid Interest, and all other amounts, fees, and charges due under the Loan Documents shall immediately become due and payable and Lender shall have the right to enforce its liens and security interests and exercise any rights under the Loan Documents, applicable law, and/or principles of equity. The order and manner of Lender's remedies shall be in its sole and absolute discretion. In any enforcement action, Borrower agrees that Lander's books and records showing the account between Lender and Borrower shall be admissible and binding upon Borrower for the purpose of establishing the items therein set forth and shall constitute prime facie proof thereof.

15.      COSTS AND EXPENSES.

         Immediately upon Lender's demand. Borrower shall reimburse Lender for any costs, including but not limited to reasonable attorneys' fees, court costs, discovery expenses, Investigation costs, casts of preserving, protecting, or evaluating the Pledged Assets (and, as applicable, receivership fees, management fees, boundary surveys, value appraisals, and environmental audits), travel expenses, and all other out-of-pocket expanses of any kind Incurred In: a) collecting any sums due under the Loan Documents: b) enforcing or defending any lien on or security Interest related to the Pledged Assets: c) pursuing or defending any litigation based on, arising from, or related to any Loan
Document: d) connection with the custody, preservations, use, operation, or sale of the Pledged Assets: and e) negotiating or interpreting the Loan Documents, immediately upon Lender's demand, Borrower shall

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reimburse Lender for any costs, including but not limited to reasonable attorneys' fees, court costs, discovery expenses, investigation costs, losses, judgments, settlements, or damages incurred by Lender in connection with any claims brought by any person against Lender due to the lending relationship between Lender and Borrower. All costs shall be paid whether or not actions or foreclosure proceedings are commenced or continued into judgment. Any costs not paid within 30 days shall be added to the outstanding balance of this Note and continue thereafter to bear interest at the Default Rate.

16.      USURY.

         All provisions of this Note which call for the payment of interest are intended to comply with all applicable usury statutes and regulations. If the terms of this Note would require the payment of interest in excess of the amount permitted by any applicable law or regulation, the terms of this Note shall be deemed to be modified to comply with all such applicable laws or regulations without any action by either party. If Lender receives interest in excess of the amount permitted by any applicable law or regulation, the excess portion of the interest received shall be deemed to be a prepayment of principal without premium as of the date received.

17.      WAIVER.

         To the fullest extent permitted by law, Borrower and any endorsers, sureties, and guarantors irrevocably: a) waive presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, demand, other notices of every kind, and all rights to plead any statute of limitations as a defense to any action hereunder; b) consent that the time of payment of any installment may be extended from time to time, that all or any part of the Pledged Assets may be released, and that any person liable under this Note may be released, all without notice, and all without affecting the liability of any person or the lien on that portion of the Pledged Assets not expressly released; and c) agree that no delay in enforcing any remedy under this Note or any loan Document shall be construed to be a waiver of that or any other remedy. Lender's failure to exercise any of its rights, remedies, or powers set forth herein or in the Loan Documents or Lender's acceptance of partial payments or performance shall not constitute a waiver of any Event of Default, but any such right, remedy, or power shall remain continually in force. A waiver of one Event of Default shall not be construed as continuing or as a bar to or waiver of: x) such Event of Default at a later date; y) any other event of default; or z) any other right, remedy, or power.

18.      FINANCIAL STATEMENTS.

         Borrower shall keep, at its expense, adequate records and books of account with respect to its business and the Pledged Assets in form and content reasonably acceptable to Lender. Borrower shall permit Lender and its employees, agents, accountants, and attorneys to examine and make extracts from Borrower's records and books at such reasonable times as Lender may request. Borrower shall provide Lender copies of: a) Borrower's financial statements, which have been certified by Borrower, within 45 days after the end of each fiscal year, or more frequently upon Lender's reasonable request; b) copies of any audited financial statements prepared for Borrower promptly upon completion thereof which shall be represented by Borrower's accountants as either compiled, reviewed, or audited;
c) Borrower's annual federal and state tax returns, with all schedules attached, within 20 days after filing with the taxing authority(ies); and d) operating statements and rent rolls on the Premises at least annually, or more frequently upon Lender's reasonable request. Rent rolls shall include at least the following information: tenant names, lease start date, lease expiration date, number and length of option periods, number of square feet, rent per square foot, and treatment of expenses. If any part of the Premises is leased to anchor tenants, financial information on those tenants shall be obtained when possible and given to Lender. If one company, business, or entity represents 10% or more of Borrower's income or assets, the financial statements of the company, business, or entity shall be attached to the affected statements.

         Financial statements shall include at least a balance sheet dated within 90 days following the end of Borrower's fiscal year, a profit and loss or income and expense statement for the most recent calendar year and the partial year, if any, to the date of the balance sheet, a statement of all contingent liabilities as of the date of the balance sheet, cash flow statements and all other financial information reasonably requested by Lender, all in form and content reasonably satisfactory to Lender. If one company,

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business, or entity represents 10% or more of Borrower's income or assets, then financial statements of the company, business, or entity shall be attached to the affected statements.

19.      REVIVAL OF LIABILITY.

         If any payments or proceeds received by Lender are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, to Borrower, directly or as a debtor-in-possession, to a receiver, or any other person, whether directly or indirectly, under any bankruptcy law, state or federal law, common law, or equitable cause, then Borrower's obligation to make all such payments shall be revived and shall continue in full force and effect as if such payment or proceeds had never been received by Lender.

20.      NOTICES.

         All communications required hereunder or in the Loan Documents shall be given to Borrower and Lender at their respective addresses set forth in this Note, or at such other addresses as either party may designate by notice given in accordance with the terms of this section. All communications required or permitted pursuant to this Note shall be in writing and shall be deemed to have been properly given and received: a) if sent by hand delivery, then upon such delivery; b) if sent via overnight service by a nationally known overnight courier, then 1 day after dispatch; and c) if mailed by registered or certified U.S. Mail, postage prepaid and return receipt requested, then 3 days after deposit in the mail.

21.      MISCELLANEOUS.

         a) This Note shall be binding on Borrower and Borrower's heirs, successors, and assigns, as applicable, and shall inure to the benefit of Lender and Lender's successors and assigns.

         b) Headings are inserted into this Note for convenience only and shall not be considered in construing any provision.

         c) This Note may not be modified, nor any of its provisions waived, without Lender's prior written consent.

         d) Time shall be of the essence of this Note.

         e) The provisions of this Note are separable. If any judgment is hereafter entered holding any provision of this Note to be invalid or unenforceable, then the remainder of this Note shall not be affected by such judgment and the remaining terms of this Note shall be carried out as nearly as possible according to its original terms.

         f) The term "PERSON" includes, but is not limited to natural persons, corporations, partnerships, trusts, trustees, limited liability companies, joint ventures, and/or other legal entities.

         No inference in favor of, or against, any person shall be drawn from the fact that such person has drafted all or any part of this Note or any other Loan Document.

         g) The term "MODIFIED" means amended, restated, changed, extended, renewed, altered, terminated, or canceled.

         h) If there is a conflict between or among the terms of this Note or any Loan Document, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for the obligations evidenced and secured by the Loan Documents and/or provide Lender the maximum assurance of payment and performance of such obligations in full.

22.      NO ORAL AGREEMENTS.

         The following notice is given to comply with Section 432,045 of the Revised Statutes of Missouri:

                     Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive

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         statement of the agreement between us, except as we may later agree in writing to modify It.

         As used in this section, the term "this writing" is deemed to include all Loan Documents.

23.      CHOICE OF LAW; VENUE.

         This Note shall be deemed to have been executed and shall be performed in the State of Missouri and shall be governed by its laws except to the extent the laws of the State in which the Pledged Assets are located affect enforceability of the liens granted in the Loan Documents. Borrower irrevocably agrees that subject to Lender's sole and absolute election, Lender may bring suit, action, or other legal proceedings arising out of the Loan Documents in courts located in Missouri or the State in which the Pledged Assets are located, whether local, state, or federal. Borrower hereby submits to the jurisdiction of such court(s) and waives any right Borrower may have to request a change of venue or a removal to another court.

24.      WAIVER OF JURY TRIAL.

         Borrower and any endorsers, sureties, or guarantors hereby Irrevocably and severally: a) waive the right to a trial by jury in any action or proceeding brought by any party in connection with this Note, any Loan Document, or any modification thereof; b) have made this waiver knowingly, Intentionally, and voluntarily; c) acknowledge no reliance upon any oral or written statements made by Lender or on Lender's behalf, other than those contained herein, either to induce this waiver of trial by jury or to modify or nullify its effect; d) acknowledge reading and understanding the meaning and ramifications of this waiver provision; and e) agree to take all such actions as may be required by applicable law to allow this waiver to be enforceable. By accepting this Note, Lender waives the right to a trial by jury in any action or proceeding brought by any party in connection with this Note.

         To effectuate the foregoing, Lender is hereby granted a power of attorney to file, as attorny-in-fact for Borrower, a copy of this Note in any court described in the "Choice of Law; Venue" section. This grant is to allow Lender to receive the benefit of this waiver of trial by jury pursuant to
Section 510.190 RSMo and Rule 69.01, V.A.M.R. and/or any other applicable law. The copy of this Note so filed shall conclusively be deemed to constitute Borrower's waiver of trial by jury in any proceeding arising out of or otherwise relating to this Note, any of the Loan Documents, or Lender's conduct with respect to any of the foregoing. This power of attorney is coupled with an interest and is irrevocable. Borrower acknowledges that the foregoing waiver has been reviewed with an attorney of Borrower's choice and the meaning and effect of the foregoing waiver are fully understood.

BORROWER:

GWLR Wagon Bow Ranch, L.L.C.

Tax ID Number: 86-1045766

By: /s/ Jay N. Torok
   ----------------------------------
   Jay N. Torok, President

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